Extension of Due Date of Promissory Note

February 9, 2016

America Greener Technologies, Inc.
254 South Mulberry Street
Suite 113
Mesa, AZ 85202

Dear Sirs:

Re: 9051 Investments Ltd.

This letter will confirm my oral agreement to extend the maturity date of that certain 3% convertible promissory note issued on August 18th, 2015 in the principal amount of $25,000.00 maturing on December 31st 2015 to be extended to July 1st 2016.

Daphne Thomas

Sincerely,
Daphne Thomas
(Sole signing officer of 9051 Investments Ltd.)